Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of Oxford Resource Partners, LP (the “Partnership”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley W. Harris, Senior Vice President, Chief Financial Officer and Treasurer of Oxford Resources GP, LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

•	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.
Date: October 30, 2014            By: /s/ BRADLEY W. HARRIS                                                    Bradley W. Harris
Senior Vice President, Chief Financial Officer and
Treasurer of Oxford Resources GP, LLC (the general
partner of Oxford Resource Partners, LP)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document. A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.